UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    December 21, 2004

Abgenix, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-24207	94-3248826
(Commission File Number)	(IRS Employer Identification No.)

6701 Kaiser Drive, Fremont California	94555
(Address of Principal Executive Offices)	(Zip Code)

510-284-6500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement

On December 21, 2004, Abgenix, Inc., (the “Company”), closed its previously disclosed private placement of the Company’s 1.75% Convertible Senior Notes due 2011 (the “Notes”) in an aggregate principal amount of $300,000,000, including $75,000,000 representing the initial purchasers' exercise of their option to purchase additional Notes, to qualified institutional buyers pursuant to exemptions from the registration requirements of the Securities Act of 1933 (the “Act”).

In connection with the closing, on December 21, 2004, the Company entered into an indenture (the “Indenture”) with U.S. Bank National Association as trustee, governing the Notes.  The Notes are convertible into common stock of the Company at a conversion rate of 78.0153 shares per $1,000 principal amount of notes (representing an initial conversion price of approximately $12.82 per share) and accrue interest at an annual rate of 1.75 percent.  The Notes will mature on December 15, 2011 and will be redeemable at the Company’s option beginning on December 20, 2009.  Interest on the Notes will be payable on December 15 and June 15 of each year, beginning on June 15, 2005.  If the Company undergoes a “fundamental change”, as defined in the Indenture, the holders of the Notes will, subject to certain conditions, have the right to cause the Company to repurchase the Notes for their principal amount plus accrued and unpaid interest.  In addition, upon the occurrence of an “event of default”, as defined in the Indenture, the holders of Notes or the Trustee shall have the right to cause the Notes to become due and payable in full.

The initial purchasers of the Notes and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, dated as of December 21, 2004 (the “Registration Rights Agreement”), between the Company and Goldman, Sachs & Co. on behalf of the initial purchasers.  Pursuant to the Registration Rights Agreement, the Company has agreed to register the Securities under the Act within a specified time or pay additional amounts to the holders of notes.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See disclosure under Item 1.01 of this report, which is incorporated by reference in this Item 2.03.

Item 9.01                     Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of December 21, 2004, between the Company and U.S. Bank National Association, as trustee.
4.2	Registration Rights Agreement, dated as of December 21, 2004, between the Company and Goldman, Sachs & Co. on behalf of the initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABGENIX, INC.

Dated: December 21, 2004	By:	/s/ H. Ward Wolff
H. Ward Wolff Chief Financial Officer and Senior Vice President, Finance

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Indenture, dated as of December 21, 2004, between the Company and U.S. Bank National Association, as trustee.
4.2	Registration Rights Agreement, dated as of December 21, 2004, between the Company and Goldman, Sachs & Co. on behalf of the initial purchasers.